Exhibit 99.1

CORPORATE PROFILE

Apple Hospitality Five, Inc. is a real

estate investment trust (REIT) focused

on the upscale, extended-stay and

select-service segments of the hotel

industry. Our hotels operate under

some of the nation’s leading hotel

brands: Residence Inn® by Marriott®,

Homewood Suites by Hilton®, Hilton

Garden Inn®, SpringHill Suites® by

Marriott®, Courtyard® by Marriott®

and Marriott Suites®. Our focus is to

acquire high-quality hotels that generate

attractive returns for our shareholders.

Our portfolio consists of 28 hotels,

containing a total of 3,717 guestrooms,

diversified among 15 states.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applehospitalityfive.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director of Corporate Communications

804-727-6321 or KClarke@applereit.com

The trademarks contained herein are registered trademarks. Courtyard®

by Marriott®, Marriott Suites®, Residence Inn® by Marriott® and SpringHill

Suites® by Marriott® are registered trademarks of Marriott International, Inc.

Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.

Hilton Garden Inn • Tampa, FL

Homewood Suites • Albuquerque, NM

FIRST QUARTER

March 31, 2006

DEAR SHAREHOLDER

I am delighted to present to you the results of a great first quarter for Apple Hospitality Five, Inc. We are definitely off to a strong start in 2006 and I am confident that this momentum will continue with us in coming months.

Overall, the results from operations during the first quarter of 2006 were outstanding. Our hotels reported an impressive average daily rate (ADR) of $117, a 10 percent increase over ADR in the first quarter of 2005. Occupancy levels averaged 75 percent nightly, a one percentage point increase over the same quarter last year. These numbers are reflected in the revenue per available room (RevPAR) of $87 per night, an amount ten percent above RevPAR for the first three months of 2005.

Although the final acquisition for this portfolio occurred in late August of 2005, the results of our operations are already exceeding budget. Funds from operations for the first quarter of 2006 totaled $11.9 million, or $0.26 per share. During that same time period, we continued to pay our shareholders a dividend of $0.22 per share, or eight percent annually, based on an $11 share price.

It is a pleasure to work with a company as environmentally conscience as Marriott International, Inc. Marriott® was recently named *Energy Star® 2006 Partner of the Year* by the U.S. Environmental Protection Agency. Marriott, the sole lodging company recognized, was the recipient of the program's highest honor, based on the company's ability to save more than 83 million kilowatt-hours of electric energy consumption and reduce greenhouse gas emissions by 68,000 tons annually. Apple Hospitality Five, as an industry partner, has worked closely with Marriott and our management companies to implement these energy- and cost-saving programs at many of our properties throughout the country. Currently, energy related expenses equal approximately 7.8 percent of total operating expenses.

Hilton hotels have also been in the news recently for their continued outstanding performance as leaders in the upscale hotel category. The Hilton Garden Inn® ranked first in the upscale hotel category of the Market Metrix Hospitality Index. Based on 35,000 in-depth consumer interviews, the index reveals overall customer satisfaction with all elements of the travel industry.

In addition, I am happy to announce that the web site for Apple Hospitality Five was launched earlier this year. We hope that you will visit www.applehospitalityfive.com and take a moment to learn more about our business philosophies, research each of our hotels and retrieve updated financial results from our operations.

The Apple Hospitality Five portfolio of hotels has established itself well within the lodging marketplace. I look forward to continued strong operations in 2006 and will share our results with you in future reports. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer



This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company's board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

COVER PHOTO : Residence Inn • Tucson, AZ

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands except statistical data)	For the three months ended March 31, 2006	For the three months ended March 31, 2005
REVENUES		
Room revenue	$ 29,665	$ 25,051
Other revenue	1,972	1,858
Total revenues	$ 31,637	$ 26,909
EXPENSES		
Direct operating expense	$ 7,246	$ 6,538
Other hotel operating expenses	11,604	9,870
General and administrative	657	609
Depreciation	3,112	2,642
Interest income, net	170	(26)
Total expenses	$ 22,789	$ 19,633
NET INCOME	$ 8,848	$ 7,276
FUNDS FROM OPERATIONS (A)		
Net income	$ 8,848	$ 7,276
Depreciation of real estate owned	3,053	2,574
Funds from operations (A)	$ 11,901	$ 9,850
FFO per share	$ 0.26	$ 0.22
WEIGHTED-AVERAGE SHARES OUTSTANDING	45,097	45,283
OPERATING STATISTICS		
Occupancy	75%	74%
Average daily rate	$ 117	$ 106
RevPAR	$ 87	$ 79
Number of hotels owned	28	27

BALANCE SHEET HIGHLIGHTS

(Unaudited)

(In thousands)	March 31, 2006	December 31, 2005
ASSETS		
Investment in real estate – net	$ 400,762	$ 401,732
Cash and cash equivalents	269	1,082
Other assets	14,032	10,633
Total assets	$ 415,063	$ 413,447
LIABILITIES AND SHAREHOLDERS' EQUITY		
Notes payable–secured	$ 8,805	$ 4,575
Other liabilities	1,152	1,986
Total liabilities	9,957	6,561
Total shareholders' equity	405,106	406,886
Total liabilities & shareholders' equity	$ 415,063	$ 413,447

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company's activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2006 and the results of operations for the interim period ended March 31, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Five, Inc. 2005 Annual Report.

APPLE HOSPITALITY FIVE

Portfolio of hotels

STATE / CITY	PROPERTY	UNITS
ARIZONA		
Tucson	Courtyard	153
Tucson	Residence Inn	120
CALIFORNIA		
Los Alamitos	Residence Inn	155
COLORADO		
Colorado Springs	Homewood Suites	127
CONNECTICUT		
Danbury	SpringHill Suites	106
FLORIDA		
Tampa	Hilton Garden Inn	95
LOUISIANA		
Baton Rouge	Homewood Suites	115
NEVADA		
Las Vegas	Marriott Suites	278
NEW JERSEY		
Cranbury	Residence Inn	108
Somerset	Residence Inn	108
Lebanon	Courtyard	125
NEW MEXICO		
Albuquerque	Homewood Suites	151
NEW YORK		
Hauppauge	Residence Inn	100
Westbury	Hilton Garden Inn	140
OHIO		
Solon	Homewood Suites	86
TENNESSEE		
Nashville	Residence Inn	168
TEXAS		
Addison	Courtyard	176
Brownsville	Residence Inn	102
Irving	Residence Inn	100
Dallas	Residence Inn	139
Fort Worth	Courtyard	92
Harlingen	Courtyard	114
Houston	Courtyard	153
Houston	Residence Inn	120
Houston	Courtyard	100
Houston	Residence Inn	120
VIRGINIA		
Vienna	Courtyard	206
WASHINGTON		
South Federal Way	Courtyard	160